Exhibit 99.1

FOR IMMEDIATE RELEASE

TEMPUR SEALY ISSUES STATEMENT REGARDING H PARTNERS

LEXINGTON, KY, Feb. 17, 2015 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today issued the following statement in response to the H Partners letter to certain members of the Tempur Sealy Board of Directors:

Tempur Sealy is dedicated to communicating with its shareholders and values constructive input toward the goal of enhancing shareholder value. While it is the Company’s policy not to comment on discussions with individual shareholders, we are disappointed to see that H Partners has chosen a public forum to advance an agenda that appears to be nothing more than baseless personal attacks and self-promotion. Despite its two years as a Tempur Sealy shareholder and numerous meetings with members of the Board and management team, the first time H Partners raised concerns regarding Mark Sarvary’s role as CEO or the Board’s oversight was within the last 10 days. Should H Partners decide to set aside its public campaign and engage in a constructive dialogue regarding the Company and its prospects towards the goal of enhancing value for all shareholders, we would welcome that opportunity, just as our Board and management team have always done in the past.

The Company’s record of achievements under the Board’s oversight and since Mr. Sarvary’s appointment as CEO on August 4, 2008, has supported more than a 450% increase in Tempur Sealy stock, compared to 68% for the S&P 500 during the same period. Tempur Sealy stock has also increased 17% in the last year, 40% in the last two years and 105% over the past five years. In addition, since the announcement of the acquisition of Sealy, the Company has created an additional approximately $1.8 billion in equity value for its shareholders.

The acquisition of Sealy in 2013 has positioned Tempur Sealy as the global bedding leader with the platform, strategy and resources to maintain its competitive advantage and drive enhanced shareholder value creation. Today, Tempur Sealy benefits from industry-leading scale and footprint, a broad portfolio of iconic brands, deep sales and distribution expertise, and high-quality customer relationship management capabilities. We are confident that the Company is uniquely positioned for continued global growth.

Solid 2014 Results

The Tempur Sealy Board of Directors and management team are confident that the execution of its strategic initiatives will continue to generate value for all shareholders. As evidenced by our recently reported 2014 results, Tempur Sealy is successfully leveraging its strengths to drive growth and generate improved returns in each of its three segments, including:

•	Growing total net sales by 9.9% to $745.5 million in the fourth quarter 2014, and by 21.3% to $2.990 billion for the full year 2014;

•	Achieving EPS growth of 70% to $0.75 in the fourth quarter of 2014, and 37% to $1.75 for the full year 2014, with adjusted EPS growth of 30% to $0.86 in the fourth quarter of 2014, and 11% to $2.65 for the full year 2014;

•	Increasing net sales of Tempur North America by 16.0% to $262.3 million in the fourth quarter of 2014, and 9% for the full year 2014;

•	Increasing net sales of Tempur International by 3.3% to $122.3 million in the fourth quarter of 2014. On a constant currency basis, Tempur International net sales grew by 11.4% and 8.3% for the fourth quarter and full year 2014, respectively;

•	Increasing net sales of Sealy by 8.2% to $360.9 million in the fourth quarter of 2014. On a constant currency basis, Sealy sales grew by 11.0% and 39.8% for the fourth quarter and full year 2014, respectively; and

•	Generating $225 million of operating cash flow and lowering total debt by $234 million.

Management Executing on Strategic Priorities

The Company’s management team, led by Chief Executive Officer Mark Sarvary, is making significant progress on its execution of the Company’s strategic priorities, including strengthening its comprehensive portfolio of brands and products, expanding distribution and seeking the highest dealer advocacy, driving margin expansion with a focus on significant cost improvement, leveraging its global scale for competitive advantage, accelerating returns to shareholders and, where appropriate, making and integrating strategic acquisitions. With this strategic foundation, Tempur Sealy is proud of the many accomplishments made over the past several years, including:

•	Successfully completing the acquisition of Sealy, doubling the size of the Company and creating the only bedding provider with global scale;

•	Introducing a record number of new products in 2014, including successful launches in its core Tempur-Pedic mattress offering in North America, as well as Stearns & Foster, Optimum and Sealy products, collectively resulted in substantial U.S. market share gains;

•	Achieving $45 million in cost synergies through 2014, with an incremental $25 million expected by 2016 through the completed acquisition of Sealy;

•	Increasing marketing investments, leading to 62% increase in retail locator visits and 24% increase in website visits in 2014;

•	Gaining significant presence in key growth markets with distribution channel synergies and the acquisition of additional international Sealy brand and Tempur distribution rights;

•	Supporting margin improvement by enhancing focus on core initiatives with the divestiture of our U.S. innerspring component manufacturing facilities, while improving the efficiency of remaining innerspring manufacturing plants; bolstering the new U.S. distribution network; and implementing additional productivity and expense initiatives; and

•	Establishing constant currency annual goals of 6% sales growth, operating margin expansion of 50 basis points, and adjusted EPS growth of 15%, all while striving to reduce debt and return value to shareholders.

Strong Board Leadership

The Tempur Sealy Board is actively engaged in overseeing the Company’s operations and performance, along with its strong track record of financial achievement and creating value for shareholders. The Board is comprised of 11 highly-qualified and experienced directors, all of whom are independent, other than Mr. Sarvary and Lawrence Rogers, Sealy’s former CEO. Tempur Sealy’s directors are proven business leaders with a broad range of expertise leading public companies with premier global brands in the consumer and retail industries, as well as in operations, accounting, finance, strategic development and other areas important to Tempur Sealy’s business.

The diversity and experience of the Board is integral to Tempur Sealy’s success. Of note, Independent Chairman P. Andrews McLane brings more than 40 years of business and leadership experience to the Tempur Sealy Board. Additionally, Director Christopher Masto is a veteran investment manager with more than 20 years of strategy, finance and investing experience. Messrs. McLane and Masto each provide the optimal balance of independence, continuity of experience and insight into Tempur Sealy’s current operations and industry trends overtime.

Furthermore, Tempur Sealy’s CEO and executive leadership has the full support of the Board and includes numerous talented and experienced leaders with proven business acumen who bring the necessary vision, insights and experience to lead Tempur Sealy’s continued growth and success. Tempur Sealy continues to believe that, with the expertise of its outstanding management team and the oversight of its engaged and knowledgeable Board, the Company is well positioned to continue to drive enhanced returns for all shareholders. We look forward to continuing our dialogue with all Tempur Sealy shareholders as we execute on our plans.

The Company looks forward to further updating its shareholders and analysts at its 2015 Investor Day, to be held tomorrow, February 18, 2015.

BofA Merrill Lynch is serving as financial advisor to Tempur Sealy, and Skadden, Arps, Slate, Meagher & Flom LLP and Morgan, Lewis & Bockius LLP are serving as legal advisors.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its strategic growth initiatives and cost synergies and delivering stockholder value. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax proceedings; changing commodity costs; and the effect of future legislative or regulatory changes.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this report. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this report, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.

ABOUT TEMPUR SEALY

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

CONTACTS

Investors Mark Rupe Vice President, Investor Relations, Tempur Sealy 800-805-3635 Investor.relations@tempursealy.com	Media Joele Frank, Wilkinson Brimmer Katcher James Golden / Nick Lamplough / Alyssa Cass 212-355-4449

RECONCILIATION OF NON-GAAP MEASURES

(In millions, except per common share amounts)

The Company provides information regarding adjusted net income, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, and consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance or total debt. A reconciliation of adjusted net income and adjusted earnings per share is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various costs associated with the Sealy acquisition. A reconciliation of EBITDA and adjusted EBITDA to the Company’s net income and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are also provided below. Management believes that the use of EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash also provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Reconciliation of net income to adjusted net income and EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s reported net income and EPS for the three months ended December 31, 2014 and 2013 to the calculation of adjusted net income and adjusted EPS for the three months ended December 31, 2014 and 2013:

(in millions, except per share amounts)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013
Net income attributable to Tempur Sealy International, Inc.	$46.6	$27.5
Plus:
Transaction costs, net of tax(1)	—	0.3
Integration costs, net of tax(1)	14.4	5.5
Financing costs, net of tax(2)	0.7	—
Other income, net of tax(3)	(11.3)	—
Adjustment of taxes to normalized rate(4)	2.8	7.8

Adjusted net income	$53.2	$41.1

Earnings per share, diluted	$0.75	$0.44
Transaction costs, net of tax(1)	—	—
Integration costs, net of tax(1)	0.23	0.09
Financing costs, net of tax(2)	0.01	—
Other income, net of tax(3)	(0.18)	—
Adjustment of taxes to normalized rate(4)	0.05	0.13

Adjusted earnings per share, diluted	$0.86	$0.66

Diluted shares outstanding	62.1	61.8

(1)	Transaction and integration represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(2)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(3)	Other income represents certain other non-recurring items, including income from a partial settlement of a legal dispute.
(4)	Adjustment of taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

The following table sets forth the reconciliation of the Company’s reported net income and EPS for the years ended December 31, 2014 and 2013 to the calculation of adjusted net income and adjusted EPS for the years ended December 31, 2014 and 2013:

(in millions, except per share amounts)	Year Ended December 31, 2014	Year Ended December 31, 2013
Net income attributable to Tempur Sealy International, Inc.	$108.9	$78.6
Plus:
Loss on disposal of business, net of tax(1)	16.7	—
Transaction costs, net of tax(2)	—	13.2
Integration costs, net of tax(2)	30.6	37.2
Financing costs, net of tax(3)	3.4	6.5
Other income, net of tax(4)	(11.3)	—
Adjustment of taxes to normalized rate(5)	16.3	10.9

Adjusted net income	$164.6	$146.4

Earnings per share, diluted	$1.75	$1.28
Loss on disposal of business, net of tax(1)	0.27	—
Transaction costs, net of tax(2)	—	0.21
Integration costs, net of tax(2)	0.49	0.60
Financing costs, net of tax(3)	0.05	0.11
Other income, net of tax(4)	(0.18)	—
Adjustment of taxes to normalized rate(5)	0.27	0.18

Adjusted earnings per share, diluted	$2.65	$2.38

Diluted shares outstanding	62.1	61.6

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component facilities and related equipment.
(2)	Transaction and integration represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment and refinancing of our senior secured credit facility in 2014 and 2013, respectively.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.
(5)	Adjustment of taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of net income to EBITDA and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported net income to the calculation of EBITDA and adjusted EBITDA for the three months ended December 31, 2014 and December 31, 2013 in accordance with the Company’s senior secured credit facility:

	Three Months Ended
(in millions)	December 31, 2014	December 31, 2013
Net income attributable to Tempur Sealy International, Inc.	$46.6	$27.5
Interest expense	21.4	22.6
Income taxes	21.2	22.2
Depreciation and amortization	22.8	25.1

EBITDA	112.0	97.4

Adjustments for financial covenant purposes:
Transaction costs(1)	—	0.3
Integration costs(1)	18.6	6.5
Financing costs(2)	1.0	—
Other income(3)	(15.6)	—

Adjusted EBITDA	$116.0	$104.2

(1)	Transaction and integration represents costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(2)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(3)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.

The following table sets forth the reconciliation of the Company’s reported net income to the calculations of EBITDA and adjusted EBITDA for the twelve months ended December 31, 2014 in accordance with the Company’s senior secured credit facility:

Twelve Months Ended December 31, 2014
(in millions)
Net income attributable to Tempur Sealy International, Inc.	$108.9
Interest expense	91.9
Income taxes	64.9
Depreciation and amortization	89.7

EBITDA	$355.4

Adjustments for financial covenant purposes:
Loss on disposal of business(1)	23.2
Integration costs(2)	40.3
Financing costs(3)	1.3
Other income(4)	(15.6)

Adjusted EBITDA	$404.6

(1)	Loss on disposal of business represents costs associated with the disposition of the three U.S. innerspring component production facilities and related equipment.
(2)	Integration costs represent costs, including legal fees, professional fees and other charges to align the businesses related to the Sealy acquisition.
(3)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(4)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.

This information is presented solely for the purpose of providing information to investors regarding the Company’s compliance with certain financial covenants in its senior secured credit facility that are based on adjusted EBITDA, which is a non-GAAP measure.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company’s reported total debt to the calculation of consolidated funded debt less qualified cash as of December 31, 2014. “Consolidated funded debt” and “qualified cash” are terms used in the Company’s senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of December 31, 2014
Total debt	$1,602.3
Plus:
Letters of credit outstanding	18.2

Consolidated funded debt	1,620.5
Less:
Domestic qualified cash(1)	25.9
Foreign qualified cash(1)	21.9

Consolidated funded debt less qualified cash	$1,572.7

(1)	Qualified cash as defined in the Company’s senior secured credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

($ in millions)	As of December 31, 2014
Consolidated funded debt less qualified cash	1,572.7
Adjusted EBITDA	404.6

	3.89 times	(1)

(1)	The ratio of consolidated debt less qualified cash to adjusted EBITDA was 3.89 times, within the Company’s covenant, which requires this ratio to be less than 4.75 times at December 31, 2014.

CONSTANT CURRENCY INFORMATION

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.

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